                                                                   Exhibit 10.17







             SECOND AMENDED AND RESTATED OPEN-END MORTGAGE DEED AND
                               SECURITY AGREEMENT

                                      from

                        FINLAY FINE JEWELRY CORPORATION,

                                    Mortgagor

                                       to

                      GENERAL ELECTRIC CAPITAL CORPORATION,

                                    Mortgagee

                            Dated February 20, 2003,

                        effective as of January 22, 2003



                           Prepared by and Return to:
                              Lisa B. Gordon, Esq.
                           Weil, Gotshal & Manges LLP
                                767 Fifth Avenue
                            New York, New York 10153

    SECOND AMENDED AND RESTATED OPEN-END MORTGAGE DEED AND SECURITY AGREEMENT

     THIS SECOND AMENDED AND RESTATED OPEN-END MORTGAGE DEED AND SECURITY AGREEMENT (this "Mortgage"), dated February ___, 2003, effective as of January 22, 2003, by FINLAY FINE JEWELRY CORPORATION, a Delaware corporation ("Mortgagor"), having an office at 529 Fifth Avenue, 6th Floor, New York, New York 10017 to GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation ("Mortgagee"), having an office at 800 Connecticut Avenue, Two North, Norwalk, Connecticut 06854

                              W I T N E S S E T H :
                              - - - - - - - - - -

         WHEREAS, pursuant to the terms, conditions and provisions of the Credit Agreement, dated as of May 26, 1993 (the "Original Credit Agreement"), among the Mortgagor, Finlay Enterprises, Inc. (the "Parent"), the Lenders thereunder and Mortgagee, individually as a Lender thereunder and as agent for the Lenders thereunder, as amended and restated as of September 11, 1997 (the "First Amended and Restated Credit Agreement"), the Lenders agreed to make Loans to the Mortgagor in the maximum original principal amount of ONE HUNDRED SEVENTY FIVE MILLION DOLLARS ($175,000,000.00) having a termination date of March 11, 2003;

         WHEREAS, (i) as a material inducement for the Lenders to enter into the First Amended and Restated Credit Agreement and the other Loan Documents, (ii) to secure the payment and performance of the Mortgagor's obligations under the First Amended and Restated Credit Agreement and the other Loan Documents, and
(iii) to secure the payment and performance of the Obligations, Mortgagor executed and delivered a First Mortgage Deed and Security Agreement dated as of September 11, 1997 (the "Original Mortgage"), which Mortgage, by its terms, did not, under any circumstances, secure amounts in excess of $3,325,000 of principal outstanding plus interest thereon and any disbursements, and which Original Mortgage was recorded as set forth on Schedule 1 hereto;

         WHEREAS, the First Amended and Restated Credit Agreement was amended by an Amendment Agreement No. 1 dated as of September 11, 1997 (the "First Amendment") which First Amendment, among other things, increased the maximum principal amount of the Loan from ONE HUNDRED SEVENTY FIVE MILLION DOLLARS ($175,000,000.00) to TWO HUNDRED TWENTY FIVE MILLION DOLLARS ($225,000,000.00) having a termination date of March 11, 2003;

         WHEREAS, the First Amended and Restated Credit Agreement was further amended by an Amendment Agreement No. 3 dated as of April 24, 1998 (the "Third Amendment") which Third Amendment, among other things, increased the maximum principal amount of the Loan from TWO HUNDRED TWENTY FIVE MILLION DOLLARS ($225,000,000.00) to TWO HUNDRED SEVENTY FIVE MILLION DOLLARS ($275,000,000.00) having a termination date of March 11, 2003;

         WHEREAS, the First Amended and Restated Credit Agreement, as amended by the First Amendment, an Amendment Agreement No. 2, the Third Amendment, an Amendment Agreement No. 4, an Amendment Agreement No. 5, an Amendment Agreement No. 6, an Amendment Agreement No. 7, an Amendment Agreement No. 8, an Amendment Agreement No. 9, an Amendment Agreement No. 10, and an Amendment Agreement No. 11, is being further amended and restated in its entirety pursuant to the Second Amended and Restated Credit Agreement dated as of January 22, 2003 (as amended, restated, supplemented or otherwise modified from time to time, the "Second Amended and Restated Credit Agreement") among the Mortgagor, the Parent, the Lenders thereunder and Mortgagee, individually as a Lender thereunder and as agent for the Lenders thereunder which Second Amended and Restated Credit Agreement, among other things, decreased the maximum principal amount which may from time to time be outstanding under the Loan from TWO HUNDRED SEVENTY FIVE MILLION DOLLARS ($275,000,000.00) to TWO HUNDRED TWENTY FIVE MILLION DOLLARS ($225,000,000.00), and extends the term for payment thereof so as to have a termination date of January 15, 2008;

         WHEREAS, as a material inducement for the Lenders to enter into the Second Amended and Restated Credit Agreement and to extend the Loan as therein provided, the parties hereto desire to amend and restate the Original Mortgage so as to secure the obligations under the Second Amended and Restated Credit Agreement;

         NOW, THEREFORE, IT IS AGREED THAT THE ORIGINAL MORTGAGE IS HEREBY AMENDED AND RESTATED IN ITS ENTIRETY TO READ AS FOLLOWS:

         The condition of this deed is such that Mortgagor is indebted to the Mortgagee for:

              (a) the payment of (i) the principal sum of up to TWO HUNDRED TWENTY FIVE MILLION DOLLARS ($225,000,000), in the aggregate to be paid plus all accrued and deferred interest thereon to be paid pursuant to the provisions of the Second Amended and Restated Credit Agreement and those certain Notes, payable to the Lenders (the aforesaid Credit Agreement and Notes are hereinafter collectively referred to as the "Credit Agreement"), (ii) any future advances and readvances of such principal amount from time to time made pursuant to the Credit Agreement, (iii) any and all other sums due or to become due under the Credit Agreement, this Mortgage or any other Loan Document (hereinafter defined), (iv) any further or subsequent advances made under the Credit Agreement, this Mortgage or any of the Loan Documents, and (v) any extensions, renewals, replacements or modifications of the Credit Agreement or any other Loan Document (the items set forth in clauses
         (i) through (v) hereof being hereinafter collectively referred to as the "Indebtedness"), and

              (b) the performance of all of the terms, covenants, conditions, agreements, obligations and liabilities of Mortgagor (collectively the "Obligations") under (i) this Mortgage, (ii) the Credit Agreement,
         (iii) any deeds of trust or mortgages in addition to this Mortgage now or hereafter made by Mortgagor to secure the Indebtedness (such additional deeds of trust and mortgages being hereinafter collectively referred to as the "Additional Deeds of Trust"), (iv) any supplemental agreements, undertakings, instruments, documents or other writings executed by Mortgagor as a condition to advances under the Credit Agreement or otherwise in connection with the Credit Agreement, (v) all chattel mortgages, pledges, powers of attorney, consents, assignments, notices, leases and financing statements heretofore, now or hereafter executed by or on behalf of Mortgagor or any other Person (hereinafter defined) and/or delivered to Mortgagee in connection with the Credit Agreement or the transactions contemplated thereby, and (vi) any extensions, renewals, replacements or modifications of any of the foregoing (this Mortgage, the Credit Agreement, the Additional Deeds of Trust and any other supplemental agreements, undertakings, instruments, documents or other writings executed in connection with any of the foregoing, together with (y) the foregoing powers of attorney, consents, assignments, notices, leases and financing statements and (z) any deeds of trust, mortgages, security agreements or assignments now or hereafter made to secure the Indebtedness and the Obligations; all of the foregoing documents being hereinafter collectively referred to as the "Loan Documents"), and in consideration of Ten Dollars ($10.00), in hand paid, the receipt and legal sufficiency of which are hereby acknowledged, Mortgagor hereby mortgages, grants, bargains, sells, warrants, conveys, aliens, premises, releases, assigns, sets over and confirms to Mortgagee the following property and all substitutions for and all replacements, reversions and remainders of such property, whether now owned or held or hereafter acquired by Mortgagor (collectively the "Mortgaged Property" or "Property"):

         All those plots, pieces or parcels of land more particularly described in Exhibit A annexed hereto and made a part hereof together with the right, title and interest of Mortgagor, if any, in and to the streets and in and to the land lying in the bed of any streets, roads or avenues, open or proposed, public or private, in front of, adjoining or abutting said land to the center line thereof, the air space and development rights pertaining to said land and the right to use such air space and development rights, all rights of way, privileges, liberties, tenements, hereditaments and appurtenances belonging to, or in any way appertaining to, said land, all easements now or hereafter benefitting said land and all royalties and rights appertaining to the use and enjoyment of said land, including, but without limiting the generality of the foregoing, all alley, vault, drainage, mineral, water, oil, coal, gas, timber and other similar rights (collectively the "Land");

         TOGETHER with the buildings and other improvements now or hereafter erected on the Land (the buildings and other improvements being hereinafter collectively referred to as the "Buildings," and the Land together with the Buildings and the Fixtures (hereinafter defined), being hereinafter collectively referred to as the "Real Estate");

         TOGETHER with all and singular the reversion or reversions, remainder or remainders, rents, issues, profits and revenues of the Real Estate and all of the estate, right, title, interest, dower and right of dower, curtesy and right of curtesy, property, possession, claim and demand whatsoever, both in law and at equity, of Mortgagor of, in and to the Real Estate and of, in and to every part and parcel thereof, with the appurtenances, at any time belonging or in any way appertaining thereto;

         TOGETHER with all of the fixtures, systems, machinery, apparatus, equipment and fittings of every kind and nature whatsoever and all appurtenances and additions thereto and substitutions or replacements thereof and all items of personal property now owned or hereafter acquired by Mortgagor and now or hereafter attached or affixed to, or constituting a part of, the Real Estate or any portion thereof (collectively the "Fixtures"), including, but without limiting the generality of the foregoing, all heating, electrical, mechanical, lighting, lifting, plumbing, ventilating, air conditioning and air-cooling fixtures, systems, machinery, apparatus and equipment, refrigerating, incinerating and power fixtures, systems, machinery, apparatus and equipment, loading and unloading fixtures, systems, machinery, apparatus and equipment, escalators, elevators, boilers, communication systems, switchboards, sprinkler systems and other fire prevention and extinguishing fixtures, systems, machinery, apparatus and equipment, and all engines, motors, dynamos, machinery, wiring, pipes, pumps, tanks, conduits and ducts constituting a part of any of the foregoing, it being understood and agreed that all of the Fixtures are appropriated to the use of the Real Estate and, for the purposes of this Mortgage, shall be deemed conclusively to be Real Estate and conveyed hereby;

         TOGETHER with all drainage, mineral, water, oil, gas, timber and sewer pipes, conduits and wires, and other facilities furnishing utility or other services and other similar rights now or hereafter benefitting the Real Estate or any portion thereof or appertaining thereto;

         TOGETHER with Mortgagor's right, title and interest in, to and under all leases, subleases, underlettings, concession agreements, licenses and other occupancy agreements which now or hereafter may affect the Real Estate or any portion thereof and under any and all guarantees, modifications, renewals and extensions thereof (collectively the "Leases"), and in and to any and all deposits made or hereafter made as security under the Leases, subject to the prior legal rights under the Leases of the lessees making such deposits, together with any and all of the benefits, revenues, income, rents, issues and profits due or to become due or to which Mortgagor is now or hereafter may become entitled arising out of the Leases or the Real Estate or any portion thereof (collectively the "Rents"), provided however, that so long as there is no Event of Default (hereinafter defined) continuing, Mortgagor shall have a license to collect, use and retain the Rents;

         TOGETHER with (a) all unearned premiums, accrued, accruing or to accrue under any insurance policies now or hereafter obtained by Mortgagor and Mortgagor's interest in and to all proceeds which now or hereafter may be paid in connection with the conversion of the Property or any portion thereof into cash or liquidated claims, together with the interest payable thereon and the right to collect and receive the same, including, but without limiting the generality of the foregoing, proceeds of casualty insurance, title insurance and any other insurance now or hereafter maintained with respect to the Real Estate or in connection with the use or operation thereof (collectively the "Insurance Proceeds"), and (b) all awards, payments and/or other compensation, together with the interest payable thereon and the right to collect and receive the same, which now or hereafter may be made with respect to the Property as a result of
(i) a taking by eminent domain, condemnation or otherwise, (ii) the change of grade of any street, road or avenue or the widening of any streets, roads or avenues adjoining or abutting the Land, or (iii) any other injury to, or decrease in the value of, the Property or any portion thereof (collectively the "Awards"), in any of the foregoing circumstances described in clauses (a) or (b) above to the extent of the entire amount of the Indebtedness outstanding as of the date of Mortgagee's receipt of any such Insurance Proceeds or Awards, notwithstanding that the entire amount of the Indebtedness may not then be due and payable, and also to the extent of reasonable attorneys' fees, costs and disbursements incurred by Mortgagee in connection with the collection of any such Insurance Proceeds or Awards. Subject to the provisions of the Credit Agreement, Mortgagor hereby assigns to Mortgagee, and Mortgagee is hereby authorized to collect and receive, all Insurance Proceeds and Awards and to give proper receipts and acquittances therefor and to apply the same in accordance with the terms of the Credit Agreement. Mortgagor hereby agrees to make, execute and deliver, from time to time, upon demand, such further documents, instruments or assurances as may be requested by Mortgagee to confirm the assignment of the Insurance Proceeds and the Awards to Mortgagee, free and clear of any interest of Mortgagor whatsoever therein and free and clear of any other liens, claims or encumbrances of any kind or nature whatsoever;

         TOGETHER with all right, title and interest of Mortgagor in and to all extensions, improvements, betterments, renewals, substitutes and replacements of, and all additions and appurtenances to, the Real Estate, and in each such case, the foregoing shall be deemed a part of the Real Estate and shall become subject to the lien of this Mortgage as fully and completely, and with the same priority and effect, as though now owned by Mortgagor and specifically described herein, without any further deed of trust, mortgage, conveyance, assignment or other act by Mortgagor;

         TOGETHER with all of Mortgagor's rights to further encumber the Property for debt.

         TO HAVE AND TO HOLD the Property, and the rights and privileges hereby deeded or intended so to be unto the Mortgagee and its successors and assigns until the Indebtedness is fully paid and the Obligations are fully performed in accordance with the provisions set forth herein and in the other Loan Documents, provided that Mortgagor shall be entitled to use and occupy the Property and to receive all rents, issues and profits thereof, all in accordance with the terms hereof, until an Event of Default has occurred and is continuing.

         Mortgagor, for itself and its successors and assigns, further represents, warrants, covenants and agrees with Mortgagee as follows:

         1. Warranty of Title. Mortgagor warrants to Mortgagee that it has good and marketable fee simple absolute title to the Real Estate and Fixtures and has the right to convey the same in accordance with the provisions set forth in this Mortgage and that this Mortgage is a valid and enforceable first lien on the Property, subject only to the matters shown on Schedule B to the Title Insurance Policy referred to on Exhibit B annexed hereto and made a part hereof and to the Liens (as defined in Section 1.1 of the Credit Agreement) described in clauses
(a) through (k) of Section 9.2 of the Credit Agreement. Mortgagor shall (a) preserve such title and the validity and priority of the lien of this Mortgage and shall forever warrant and defend the same unto Mortgagee against the claims of all and every person or persons, corporation or corporations and parties whomsoever, and (b) make, execute, acknowledge and deliver all such further or other deeds, documents, instruments or assurances and cause to be done all such further acts and things as may at any time hereafter be reasonably required by Mortgagee to confirm and fully protect the lien and priority of this Mortgage.

         2. Payment of Indebtedness. a) Mortgagor shall pay the Indebtedness at the times (subject to any applicable grace periods) and places and in the manner specified in the Loan Documents and shall perform (subject to any applicable grace periods) all of the Obligations in accordance with the provisions set forth herein and in the other Loan Documents.

   b) Any payment made in accordance with the terms of this Mortgage by any person at any time liable for the payment of the whole or any part of the Indebtedness, or by any subsequent owner of the Property, or by any other person whose interest in the Property might be prejudiced in the event of a failure to make such payment, or by any stockholder, officer or director of a corporation or by any partner of a partnership which at any time may be liable for such payment or may own or have such an interest in the Property shall be deemed, as between Mortgagee and all persons who at any time may be liable as aforesaid or may own the Property, to have been made on behalf of all such persons.

         3. Assignment of Leases and Rents. a) Mortgagor hereby assigns to Mortgagee, from and after the date hereof (including any period allowed by law for redemption after any sale as provided herein), primarily, on a parity with the Property, and not secondarily, as further security for the payment of the Indebtedness and the performance of the Obligations, the Leases and the Rents. Nothing contained in this Article 3 shall be construed to bind Mortgagee to the performance of any of the terms, covenants, conditions or agreements contained in any Lease or otherwise impose any obligation on Mortgagee (including, but without limiting the generality of the foregoing, any liability under the covenant of quiet enjoyment contained in any Lease in the event that any lessee shall have been joined as a party defendant in any action commenced by reason of an Event of Default hereunder or in the event of the sale of the Property at foreclosure or otherwise or in the event any lessee shall have been barred and foreclosed of any or all right, title and interest and equity of redemption in the Property), except that Mortgagee shall be accountable for any money actually received pursuant to the aforesaid assignment. Mortgagor hereby further grants to Mortgagee the right, but not the obligation during the continuation of any Event of Default (i) to enter upon and take possession of the Real Estate for the purpose of collecting the Rents, (ii) to dispossess by the usual summary proceedings any lessee defaulting in making any payment due under any Lease to Mortgagee or defaulting in the performance of any of its other obligations under its Lease, (iii) to let the Real Estate or any portion thereof, (iv) to apply the Rents on account of the Indebtedness, and (v) to perform such other acts as Mortgagee is entitled to perform pursuant to this Article 3. Such assignment and grant shall continue in effect until the entire amount of the Indebtedness shall be paid in full and all of the Obligations shall be fully performed in accordance with this Mortgage and the other Loan Documents, the execution of this Mortgage constituting and evidencing the irrevocable consent of Mortgagor to the entry upon and taking possession of the Real Estate by Mortgagee pursuant to such grant on the terms and conditions hereof, whether or not the Property shall have been sold at foreclosure or otherwise and without applying for a receiver. The foregoing notwithstanding, Mortgagee grants to Mortgagor a license, revocable at any time during the continuance of an Event of Default after five (5) days' written notice to Mortgagor thereof, to collect all of the Rents and to retain, use and enjoy the same and otherwise deal with the Leases in all respects.

   b) During the continuance of an Event of Default, Mortgagor shall receive the Rents as set forth in Section 3(a) hereof and shall hold the right to receive the Rents as a trust fund to be applied in accordance with the terms of the Credit Agreement.

   c) During the continuance of any Event of Default hereunder, Mortgagor shall pay monthly any Rents received by it to Mortgagee or to such receiver, and upon Mortgagor's failure to do so, Mortgagor may be evicted by summary proceedings.

   d) Upon notice and demand, Mortgagor shall, from time to time, execute, acknowledge and deliver to Mortgagee, or shall cause to be executed, acknowledged and delivered to Mortgagee, in form satisfactory to Mortgagee, one or more separate assignments (confirmatory of the general assignment provided in this Article 3) of the lessor's interest in any Lease, provided that the license contained in this Section in favor of Mortgagor shall not be impaired by such assignments. Mortgagor shall pay to Mortgagee the reasonable expenses incurred by Mortgagee in connection with the preparation and recording of any such instrument.

         4. Further Assurances/Estoppel Certificates. Mortgagor shall do, execute, acknowledge and deliver, at the sole cost and expense of Mortgagor, all and every such further acts, deeds, conveyances, mortgages, deeds of trust, assignments, estoppel certificates, notices of assignment, transfers and assurances as Mortgagee may reasonably require from time to time in order to better assure, convey, assign, transfer and confirm unto Mortgagee, the rights intended to be granted to Mortgagee under this

Mortgage, any other instrument executed in connection with this Mortgage or any other instrument under which Mortgagor may be or may hereafter become bound to convey, mortgage or assign to Mortgagee. Mortgagor hereby appoints Mortgagee its attorney-in-fact to execute, acknowledge and deliver for and in the name of Mortgagor during the continuance of an Event of Default any and all of the instruments mentioned in this Article 4, which Mortgagor fails to execute, acknowledge and/or deliver within ten (10) business days after request therefor is made by Mortgagee, and this power, being coupled with an interest, shall be irrevocable as long as any part of the Indebtedness remains unpaid.

         5. Mortgagee's Right to Perform. In the event of any Event of Default hereunder shall be continuing, Mortgagee may (but shall be under no obligation to) at any time perform the Obligations, without waiving or releasing Mortgagor from any Obligations or any Event of Default under this Mortgage, and, in such event, the cost thereof, including, but without limiting the generality of the foregoing, reasonable attorneys' fees, costs and disbursements incurred in connection therewith, (a) shall be deemed to be Indebtedness, (b) shall be a lien on the Property prior to any right or title to, interest in, or claim upon, the Property subordinate to the lien of this Mortgage, and (c) shall be payable, on demand, together with interest thereon at the Base Rate (as defined in the Credit Agreement) plus two percent (2%), from the date of any such payment by Mortgagee to the date of repayment to Mortgagee. No payment or advance of money by Mortgagee pursuant to the provisions of this Article 5 shall cure, or shall be deemed or construed to cure, any such Event of Default by Mortgagor hereunder or waive any rights or remedies of Mortgagee hereunder or at law or in equity by reason of any such Event of Default.

         6. Mortgagee's Costs and Expenses. If (a) Mortgagor shall fail to make any payment of Indebtedness when the same shall be due and payable (subject to any applicable grace period), or shall fail to perform (subject to any applicable grace period) any of the Obligations, or (b) Mortgagee shall exercise any of its rights or remedies hereunder, or (c) any action or proceeding is commenced in which it becomes necessary to defend or uphold the lien or priority of this Mortgage or any action or proceeding is commenced to which Mortgagee is or becomes a party arising out of or related to, directly or indirectly, the Loan (as such term is defined in the Credit Agreement), or (d) the taking, holding or servicing of this Mortgage by or on behalf of Mortgagee is alleged to subject Mortgagee to any civil or criminal fine or penalty then, in any such event, all such costs, expenses and fees incurred by Mortgagee in connection therewith (including, but without limiting the generality of the foregoing, any civil or criminal fines or penalties and reasonable attorneys' fees, costs and disbursements) (i) shall be deemed to be Indebtedness, (ii) shall be a lien on the Property prior to any right or title to, interest in, or claim upon, the Property subordinate to the lien of this Mortgage, and (iii) shall be payable, on demand, together with interest thereon at the Base Rate (as defined in Credit Agreement) plus two percent (2%) from the date of any such payment by Mortgagee to the date of repayment to Mortgagee. In any action to enforce any remedy under this Mortgage, including, but without limiting the generality of the foregoing, sale of the Property at foreclosure or otherwise, or to recover or collect the Indebtedness or any portion thereof, the provisions of this Article 6 with respect to the recovery of costs, expenses, disbursements and penalties shall prevail unaffected by the provisions of any present and future laws, statutes, codes, ordinances, orders, judgments, decrees, injunctions, rules, regulations, restrictions and requirements of every governmental authority having jurisdiction over Mortgagor or the Property with respect to the same to the extent that the provisions of this Article 6 are not inconsistent therewith or violative thereof.

         7. Events of Default. The occurrence of any Event of Default under (and as defined, and particularly described in) the Credit Agreement, but subject to the provisions thereof (regardless of the reason therefor) shall constitute an event of default ("Event of Default") hereunder.

         8. Remedies. a) If an Event of Default shall have occurred and be continuing, Mortgagee may declare the Indebtedness to be due and payable immediately, and upon such declaration the Indebtedness shall immediately become and be due and payable without demand or notice to the extent permitted by applicable law.

   b) If an Event of Default shall have occurred and be continuing, Mortgagee may, after acceleration, proceed by any appropriate action or proceeding
      (i) to enforce payment of the Indebtedness or the performance of any Obligation; (ii) to foreclose this Mortgage; and (iii) to cumulatively pursue any other remedy now or hereafter available to it in equity, at law, by virtue of statute or otherwise.

   c) If an Event of Default shall have occurred and be continuing, the Mortgagee, at its election, and without notice to the Mortgagor, may, to preserve its interest in the Mortgaged Property, make any payments which Mortgagor has failed to make under any prior amount due to Mortgagee, and any such sums so paid shall be secured hereby and be immediately due and payable from Mortgagor upon demand of Mortgagee with interest thereon at the Base Rate (as defined in the Credit Agreement) plus two percent (2%) but such payment by the Mortgagee shall not release the Mortgagor from the Mortgagor's obligations or constitute a waiver of the Mortgagor's default hereunder.

   d) If an Event of Default shall have occurred and be continuing, the Mortgagee is authorized to foreclose this Mortgage subject to the rights of any purchasers or tenants, if any, of the Mortgaged Property or may elect which purchasers or tenants Mortgagee desires to name as parties defendant in such foreclosure and the failure to make any such purchasers or tenants parties defendant to any such foreclosure proceedings and to foreclose their rights will not be, nor be asserted by the Mortgagor to be, a defense to any proceedings instituted by the Mortgagee to collect the sums secured hereby or to collect any deficiency remaining unpaid after the foreclosure sale of the Mortgaged Property. The rights of Mortgagee under this subsection are subject to any contrary agreements of Mortgagee under any non-disturbance agreements executed by Mortgagee.

   e) Upon any foreclosure sale, the Mortgagee may bid for and purchase the Mortgaged Property and, upon compliance with the terms of sale, may hold, retain and possess and dispose of such property in its own absolute right without further accountability.

   f) If an Event of Default shall have occurred and be continuing, the Mortgagee, to the extent permitted by law and without regard to the value, adequacy or occupancy of the security for the indebtedness and other sums secured hereby, shall be entitled, as a matter of right, if it so elects, to cause the appointment of a receiver to enter upon and take possession of the Mortgaged Property and to collect all rents, income and other benefits thereof and apply the same as the court may direct. The expenses, including receiver's fees, attorney's fees, costs and agent's compensation, incurred pursuant to the powers herein contained shall be and hereby are deemed to be secured by this Mortgage. The right to enter and take possession of and to manage and operate the Mortgaged Property and to collect all rents, income and other benefits thereof, whether by a receiver or otherwise, shall be cumulative to any other right or remedy hereunder or afforded by law and may be exercised concurrently therewith or independently thereof. The Mortgagee shall be liable to account only for such rents, income and other benefits actually received by the Mortgagee, whether received pursuant to this paragraph or paragraph (c) hereof. The appointment of any receiver or other custodian notwithstanding, the Mortgagee shall be entitled as pledgee to the possession and control of any cash, deposits or instruments at the time held by, or payable or deliverable under the terms of this Mortgage to, the Mortgagee.

   g) Mortgagee shall have the power and authority to institute and maintain any suits and proceedings as the Mortgagee may deem advisable: (i) to prevent any impairment of the Mortgaged Property by any acts which may be unlawful or any violation of this Mortgage; (ii) to preserve or protect its interest in the Mortgaged Property; and (iii) to restrain the enforcement of or compliance with any legislation or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid, if the enforcement of or compliance with such enactment, rule or order might impair the security hereunder or be prejudicial to the Mortgagee's interest.

               (i) The Mortgagor hereby agrees, to the extent permitted by law, that no recovery of any such judgment by the Mortgagee and no attachment or levy of any execution upon any of the Mortgaged Property or any other property shall in any way affect the lien of this Mortgage upon the Mortgaged Property or any part thereof or any lien, rights, powers or remedies of the Mortgagee hereunder, but such lien, rights, powers and remedies shall continue unimpaired as before.

               (ii) Any monies collected or received by the Mortgagee under this
         Section 8(g) shall be applied in the following order: (a) to the payment of compensation, expenses and disbursements of the agents, attorneys, and other representatives of the Mortgagee, (b) to the payment of outstanding charges, (c) to the payment of the Indebtedness then outstanding in such manner and order of priority or preference as Mortgagee may, in its sole discretion, determine and (d) the balance, if any, to the persons legally entitled thereto.

               (iii) The provisions of this paragraph shall not be deemed to limit or otherwise modify the provisions of the Credit Agreement.

   h) No delay or omission of Mortgagee or of any holder of the documents evidencing and/or securing the Obligations including, but not limited to, the Notes, to exercise any right, power or remedy accruing upon any Event of Default shall exhaust or impair any such right, power or remedy or shall be construed to waive any such Event of Default or to constitute acquiescence therein. Every right, power and remedy given to the Mortgagee shall be exercised from time to time and often as may be deemed expedient by the Mortgagee.

   i) If the Mortgagee: (i) grants forbearance or an extension of time for the payment of any sums secured hereby; (ii) takes other or additional security for the payment thereof; (iii) waives or does not exercise any right granted in the Credit Agreement, this Mortgage or any other Loan Document; (iv) releases any part of the Mortgaged Property from the lien of this Mortgage or any other instrument securing the Obligations; or (v) makes or consents to any agreement changing the terms of this Mortgage or subordinating the lien or any charge hereof, then, except as expressly provided by such subordination, modification, release or other written agreement, no such act or omission shall release, discharge, modify, change or affect the original liability under the Credit Agreement, the Notes, this Mortgage, the other Loan Documents or otherwise of the Mortgagor, or any subsequent purchaser of the Mortgaged Property or any part thereof or any maker, co-signer, endorser or surety. No such act or omission shall preclude the Mortgagee from exercising any right, power or privilege herein granted or intended to be granted in case of any Event of Default then existing or of any subsequent Event of Default nor, except as otherwise expressly provided in an instrument or instruments executed by the Mortgagee, shall the lien of this Mortgage be altered thereby. In the event of the sale or transfer by operation of law or otherwise of all or any part of the Mortgaged Property, the Mortgagee, without notice to any person, firm or corporation, is hereby authorized and empowered to deal with any such vendee or transferee with reference to the Mortgaged Property or the indebtedness secured hereby, or with reference to any of the terms or conditions hereof, as fully and to the same extent as it might deal with the original parties hereto and without in any way releasing or discharging any of the liabilities or undertakings hereunder.

   j) If the Mortgagee shall have proceeded to enforce any right or remedy under this Mortgage by foreclosure, entry or otherwise and such proceedings shall have been discontinued or abandoned for any reason, or such proceedings shall have resulted in a final determination adverse to the Mortgagee, then and in every such case to the extent not prohibited by law the Mortgagor and the Mortgagee shall be restored to their former positions and rights hereunder, and all rights, power and remedies of the Mortgagee shall continue as if no such proceedings had occurred or had been taken.

   k) No right, power or remedy conferred upon or reserved to the Mortgagee by the Credit Agreement, this Mortgage or any other Loan Document is exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder or under the Credit Agreement and the other Loan Documents, or now or hereafter existing at law, in equity or by statute.

   l) Upon the occurrence of any Event of Default hereunder, it is agreed that the Mortgagor, if it is an occupant of the Premises or any part thereof, shall upon demand by Mortgagee immediately surrender possession of the Premises so occupied to the Mortgagee, and if such occupant is permitted to remain in possession, the possession shall be as tenant of the Mortgagee and, on demand such occupant (a) shall pay to the Mortgagee monthly, in advance, a reasonable rental for the space so occupied and (b) in default thereof, may be dispossessed by the usual summary proceedings. The covenants herein contained may be enforced by a receiver of the Mortgaged Property or any part thereof.

         9. Security Agreement under Uniform Commercial Code. It is the intention of Mortgagor and Mortgagee that this Mortgage shall constitute a Security Agreement within the meaning of the Uniform Commercial Code of Connecticut Statutes, and Mortgagor hereby grants to Mortgagee a security interest in the Property. Mortgagee shall have all of the rights of a Secured Party under the Uniform Commercial Code with respect to the Property. The filing of a financing statement covering any of the Property in the records normally pertaining to personal property notwithstanding, all of the Property, for all purposes and in all proceedings, legal or equitable, shall be regarded, at Mortgagee's option (to the extent permitted by law), as part of the Real Estate whether or not any such item is physically attached to the Real Estate or serial numbers are used for the better identification of certain items. The mention in any such financing statement of any of the Property shall never be construed in any way as derogating from or impairing this declaration and hereby stated intention of Mortgagor and Mortgagee that such mention in the financing statement is hereby declared to be for the protection of Mortgagee in the event any court shall at any time hold that notice of the priority of this Mortgage, to be effective against any third party, including the Federal government or any authority or agency thereof, must be filed in the Uniform Commercial Code records. Pursuant to the provisions of the Uniform Commercial Code, Mortgagor hereby authorizes Mortgagee, without the signature of Mortgagor, to execute and file financing and continuation statements if Mortgagee shall determine, in its sole discretion, that such financing or continuation statements are necessary or advisable in order to preserve or perfect its security interest in the Fixtures covered by this Mortgage, and Mortgagor shall pay to Mortgagee, on demand, any reasonable expenses incurred by Mortgagee in connection with the preparation, execution and filing of such statements that may be filed by Mortgagee.

         10. No Waivers, Etc. A failure by Mortgagee to insist upon the strict performance by Mortgagor of any of the terms and provisions of this Mortgage shall not be deemed to be a waiver of any of the terms, covenants, conditions and provisions hereof and Mortgagee, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Mortgagor of any and all of the terms, covenants, conditions and provisions of this Mortgage to be performed by Mortgagor. Mortgagee may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Property, any part of the security held for payment of the Indebtedness or any portion thereof or for the performance of the Obligations secured by this Mortgage without, as to the remainder of the security, in any manner whatsoever, impairing or affecting the lien of this Mortgage or the priority of the lien of this Mortgage over any subordinate lien. Mortgagee may resort for the payment of the Indebtedness secured by this Mortgage to any other security therefor held by Mortgagee in such order and manner as Mortgagee may elect.

         11. Additional Rights. The holder of any subordinate lien on the Property shall have no right to terminate any Lease whether or not such Lease is subordinate to this Mortgage.

         12. Waivers by Mortgagor. a) Mortgagor hereby waives all errors and imperfections in any proceedings instituted by Mortgagee under this Mortgage, the Credit Agreement or any other Loan Document and all benefit of any present or future statute of limitations or any other present or future statute, law, stay, moratorium, appraisal or valuation law, regulation or judicial decision which, nor shall Mortgagor at any time insist upon or plead, or in any manner whatsoever, claim or take any benefit or advantage of any such statute, law, stay, moratorium, regulation or judicial decision which (i) provides for the valuation or appraisal of the Property prior to any sale or sales thereof which may be made pursuant to any provisions herein or pursuant to any decree, judgment or order of any court of competent jurisdiction, (ii) exempts any of the Property or any other property, real or personal, or any part of the proceeds arising from any sale thereof from attachment, levy or sale under execution, (iii) provides for any stay of execution, moratorium, marshalling of assets, exemption from civil process, redemption or extension of time for payment, (iv) requires Mortgagee to institute proceedings prior to any sale of the Property or prior to exercising any other remedy afforded Mortgagee, hereunder in the event of an Event of Default, or (v) conflicts with or may affect, in a manner which may be adverse to Mortgagee, any provision, covenant, condition or term of this Mortgage, the Credit Agreement or any other Loan Document, nor shall Mortgagor at any time after any sale or sales of the Property pursuant to any provision herein claim or exercise any right under any present or future statute, law, stay, moratorium, regulation or judicial decision to redeem the Property or the portion thereof so sold.

   b) Mortgagor hereby waives the right, if any, to require any sale to be made in parcels, or the right, if any, to select parcels to be sold, and there shall be no requirement for marshalling of assets.

         13. No Joint Venture or Partnership. Mortgagor and Mortgagee intend that the relationship created hereunder be solely that of mortgagor and mortgagee or borrower and lender, as the case may be. Nothing herein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Mortgagor and Mortgagee nor to grant Mortgagee any interest in the Property other than that of mortgagee or lender.

         14. Notices. All notices, requests, demands or other communications shall be in writing and as otherwise set forth in Section 12.4 of the Credit Agreement.

         15. Inconsistency with the Loan Documents. If there shall be any inconsistencies between the terms, covenants, conditions and provisions set forth in this Mortgage and the terms, covenants, conditions and provisions set forth in the Credit Agreement, then, unless this Mortgage expressly provides otherwise, the terms, covenants, conditions and provisions of the Credit Agreement shall prevail.

         16. Future Advances. This Mortgage secures such future or additional advances (in addition to the Indebtedness) as may be made by the Mortgagee or the holder hereof, at its exclusive option, to the Mortgagor or its successors or assigns in title, for any purpose, provided that all such advances are made within 20 years from the date of this Mortgage or within such lesser period of time as may be provided by law as a prerequisite for the sufficiency of actual notice or record notice of such optional future or additional advances as against the rights of creditors or subsequent purchasers for valuable consideration to the same extent as if such future or additional advances were made on the date of the execution of this Mortgage. The total amount of Indebtedness secured by this Mortgage may be increased or decreased from time to time, and this Mortgage shall continue to secure the outstanding balance so long as any remains so outstanding, but the total unpaid balance so secured at any one time shall not exceed the maximum principal amount of $8,026,000.00 plus interest thereon and any disbursements made under the Mortgage for the payment of Charges (as defined in the Credit Agreement), insurance, or otherwise, with interest on such disbursements. It is the intent of the parties that this Mortgage shall secure the payment of the Indebtedness and any additional advances made from time to time pursuant to any additional notes or otherwise, all of said indebtedness being equally secured hereby and having the same priority as any amounts advanced as of the date of this Mortgage. It is agreed that any additional sum or sums advanced by Mortgagee shall be equally secured with, and have the same priority as, the original Indebtedness and shall be subject to all of the terms, provisions and conditions of this Mortgage, whether or not such additional loans or advances are evidenced by other promissory notes of Mortgagor and whether or not identified by a recital that it or they are secured by this Mortgage.

         17. Open End Mortgage. This is an "open-end" mortgage and the holder hereof shall have all the rights, powers and protection to which the holder of any open-end mortgage is entitled. It is further agreed that upon request of Mortgagor, Mortgagee may hereafter, at its option, at any time before full payment of this Mortgage, make further advances to Mortgagor in amounts and at such rates of interests as Mortgagee shall determine, and every such further advance, with interest, shall be secured by this Mortgage and evidenced by an additional note given by Mortgagor, provided, that the amount of the principal secured by this Mortgage and remaining unpaid shall at no time exceed the original principal sum secured hereby and provided that the time of repayment of such advancement shall not extend the time of repayment beyond the maturity of the original debt hereby secured.

         18. No Modification; Binding Obligations. This Mortgage may not be modified, amended, discharged or waived in whole or in part except by an agreement in writing signed by Mortgagor and Mortgagee. The covenants of this Mortgage shall run with the Land and shall bind Mortgagor and the heirs, distributees, personal representatives, successors and assigns of Mortgagor and all present and subsequent encumbrancers, lessees and sublessees of any of the Property and shall inure to the benefit of Mortgagee and its respective successors, assigns and endorsees.

         19. [INTENTIONALLY OMITTED]

         20. Miscellaneous. The Article headings in this Mortgage are used only for convenience and are not part of this Mortgage and are not to be used in determining the intent of the parties or otherwise in interpreting this Mortgage. All capitalized words not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement. As used in this Mortgage, the singular shall include the plural as the context requires and the following words and phrases shall have the following meanings: (a) "provisions" shall mean "provisions, terms, covenants and/or conditions"; (b) "lien" shall mean "lien, charge, encumbrance, security interest, mortgage and/or deed of trust"; (c) "obligation" shall mean "obligation, duty, covenant and/or condition"; (d) "any of the Property" shall mean "the Property or any portion thereof or interest therein"; and (e) "Person" shall mean "any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, but without limiting the generality of the foregoing, any instrumentality division, agency, body or department thereof)". Any act which Mortgagee is permitted to perform under this Mortgage, the Credit Agreement or any other Loan Document may be performed at any time and from time to time by Mortgagee or by any person or entity designated by Mortgagee. Each appointment of Mortgagee as attorney-in-fact for Mortgagor under this Mortgage, the Credit Agreement or any other Loan Document shall be irrevocable and coupled with an interest for so long as any sum secured hereby remains unpaid.

         21. Enforceability. This Mortgage shall be governed by, and construed in accordance with, the laws of Connecticut without regard to principles of conflicts of laws, except that the laws of the State of New York (without regard to principles of conflicts of laws) shall govern the resolution of issues arising under the Credit Agreement to the extent that such resolution is necessary to the interpretation of this Mortgage. Whenever possible, each provision of this Mortgage shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Mortgage shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Mortgage. Nothing in this Mortgage or in any other Loan Documents shall require Mortgagor to pay, or Mortgagee to accept, interest in an amount which would subject Mortgagee to penalty under applicable law. In the event that the payment of any interest due hereunder or under any of the other Loan Documents or a payment which is deemed interest, exceeds the maximum amount payable as interest under the applicable usury laws, such excess amount shall be applied to the reduction of the Indebtedness, and upon payment in full of the Indebtedness, shall be applied to the performance of the Obligations, and upon performance in full of the Obligations, shall be deemed to be a payment made by mistake and shall be refunded to Mortgagor.

         22. Receipt of Copy. Mortgagor acknowledges that it has received a true copy of this Mortgage.

         23. Stamp Taxes. Should any stamp tax, intangible tax, or other tax, now or hereafter become payable with respect to this Mortgage, the Indebtedness, or any of the documents executed in connection herewith, Mortgagor shall pay the same prior to the due date thereof and shall indemnify and hold Mortgagee harmless from the cost of the same. Within 15 days after the payment of such stamps or other taxes, Mortgagor shall deliver to Mortgagee a receipt issued by the appropriate governmental authority showing the payment in full of such stamps or taxes.

         24. Additional Provisions Concerning Receivers. In addition to the provisions contained in Section 8(f), Mortgagor specifically agrees that if an Event of Default shall have occurred and be continuing, Mortgagee, upon application to a court of competent jurisdiction, as a matter of strict right without notice and without regard to the occupancy or value of the Property or the solvency of any party bound for payment of the obligations secured hereby, without any showing of fraud or mismanagement on the part of the Mortgagor, and without the necessity of filing any judicial or other proceeding other than the proceeding for appointment of a receiver, shall be entitled to the appointment of a receiver to take possession and to operate the Property and to collect and apply the rents and proceeds thereof. Upon request of the Mortgagee, the court making such appointment may confer upon the receiver any of the rights or powers granted to the Mortgagee in this Mortgage. The Mortgagee, in its discretion but without any obligation to do so, may make such advances to the receiver as the Mortgagee may deem necessary or appropriate for the proper administration of the receivership, and all such advances shall be deemed to be Indebtedness payable as provided in Section 6 of this Mortgage.

         25. Waiver of Jury Trial. MORTGAGOR AND MORTGAGEE HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS MORTGAGE OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE

EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY OR ANY EXERCISE BY ANY PARTY OF THEIR RESPECTIVE RIGHTS UNDER THE LOAN DOCUMENTS OR IN ANY WAY RELATING TO THE MORTGAGED PROPERTY (INCLUDING, WITHOUT LIMITATION, ANY ACTION TO RESCIND OR CANCEL THIS MORTGAGE, AND ANY CLAIMS OR DEFENSES ASSERTING THAT THIS MORTGAGE WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE); THIS WAIVER BEING A MATERIAL INDUCEMENT FOR MORTGAGEE TO ACCEPT THIS MORTGAGE.

         26. Restrictions on Sale. The Credit Agreement contains restrictions on the sale of the Property. This Mortgage may not be assumed by any purchaser of the Property in violation of those restrictions.

         27. Duplicate Originals; Counterparts. This Mortgage may be executed in any number of duplicate originals, and each duplicate original shall be deemed to be an original. This Mortgage may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Mortgage.





            [The remainder of this page is intentionally left blank.]

         IN WITNESS WHEREOF, Mortgagor and Mortgagee have caused this Mortgage to be duly executed and acknowledged under seal the day and year first above written.

[(Corporate Seal)]                         MORTGAGOR:
                                           ----------

                                           FINLAY FINE JEWELRY CORPORATION,
                                           a Delaware corporation

Signed, Sealed and                         By: /s/ Bruce E. Zurlnick
Delivered in our                               ---------------------
Presence:                                        Name: Bruce E. Zurlnick
                                                 Title: Sr. V.P. & CFO



      /s/ Benjamin E. Romero
      ---------------------------------
      Print Name: Benjamin E. Romero


      /s/ Gladys G. Leibowitz
      ---------------------------------
      Print Name: Gladys G. Leibowitz


[(Corporate Seal)]                         MORTGAGEE:
                                           ----------

                                           GENERAL ELECTRIC CAPITAL CORPORATION,
                                           a Delaware corporation

Signed, Sealed and                         By: /s/ Charles D. Chiodo
Delivered in our                               ---------------------
Presence:                                        Name: Charles D. Chiodo
                                                 Title: Authorized Signatory




      /s/ Victor Verazaln
      ---------------------------------
      Print Name:  Victor Verazaln


      /s/ Sean McWhinnie
      ---------------------------------
      Print Name:  Sean McWhinnie

STATE OF NEW YORK         )
                          )
COUNTY OF NEW YORK        )


         Personally appeared before me this 14th day of February 2003, Bruce E. Zurlnick, the Senior Vice President and Chief Financial Officer of FINLAY FINE JEWELRY CORPORATION, a Delaware corporation, on behalf of said corporation and acknowledged the same to be his/her free act and deed and the free act and deed of such corporation. He/she is personally known to me or has produced a license as identification.


( S E A L )
                                           Bonni G. Davis
                                           -------------------------------------

                                           Notary Public in and for the State of

                                           -------------------------------------

My Commission Expires:                     Print Name of Notary:

-------------------------                  -------------------------------------

                                           BONNI G. DAVIS ESQ.
                                           Notary Public, State of New York
                                             No. 02DA4873213
                                             Qualified in New York County
                                           Commission Expires September 15, 2006

STATE OF NEW YORK          )
                           )
COUNTY OF NEW YORK         )

         Personally appeared before me this 18 day of February 2003, Charles D. Chiodo, the Duly Authorized Signatory of GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, on behalf of said corporation and acknowledged the same to be his/her free act and deed and the free act and deed of such corporation. He/she is personally known to me or has produced a license as identification.


( S E A L )                                Lauren C. Pessy
                                           ---------------

                                           -------------------------------------

                                           Notary Public in and for the State of
                                            Connecticut
                                           -------------------------------------

My Commission Expires:                     Print Name of Notary:

 12/31/2005                                Lauren C. Pessy
----------------------------------         -------------------------------------


                                           LAUREN C. PESSY
                                           Notary Public
                                           State of Connecticut
                                           Commission Expires: December 31, 2005

                                    EXHIBIT A

                             Description of the Land

            All that certain piece or parcel of land, with the buildings and improvements thereon, situated in the Town of Orange, County of New Haven and State of Connecticut, and in the rear of Prindle Hill Road, bounded:

WEST: 1000.87 feet by a straight line which is a portion of the East Line of property conveyed by Ernest Cuzzocreo and Raymond Cuzzocreo to the Town of Orange for the purpose of having the Town take steps to make the same a public highway and legally accept it as such by the Town. The northerly end of said West bound is determined as follows:
            Commencing at a point in the South line of Prindle Hill Road, which point is distant 3076.01 feet west of the Northeast corner of land now or formerly of Raymond Cuzzocreo, when measured along the South line of Prindle Hill Road; thence proceeding West and Southwest along the arc of a curve being concave to the Southeast, having a radius of 50 feet and a central angle of 94 degrees, 12 minutes a distance of 82.20 feet; thence proceeding South 15 degrees, 31 minutes, .00 seconds West along other land now or formerly of Raymond Cuzzocreo and Ernest Cuzzocreo, a distance of 597.58 feet in a straight line to a point, which point is the northerly end of said West bound.

NORTH: by other land now or formerly of Ernest Cuzzocreo, 522.55 feet, by a straight line running South 76 degrees, 35 minutes, 9 seconds East;

            by other land now or formerly of said Ernest Cuzzocreo, 995.60 feet, by a straight line running South 15 degrees, 31 minutes, .00 seconds West; and

SOUTH: by land now or formerly of one Capecalatro, 522.87 feet, more or less.

            Said premises are together with the terms of a Right-of-Way Lease Agreement made by and between Ernest J. Cuzzocreo and Burndy Corporation dated July 15, 1982 and recorded in Volume 281 at Page 720 of the Orange Land Records, as affected by an assignment dated August 26, 1983 and recorded in Volume 255 at Page 1086 of said Land Records, an Assumption of Lessee's Obligations Under Right of Way Agreement dated April 15, 1985 and recorded in Volume 297 at Page 656 of said Land Records, a Modification of Right of Way Agreement dated April 15, 1985 and recorded in Volume 297 at Page 659 of said Land Records, an Assignment and Assumption of Right of Way Agreement dated April 15, 1985 and recorded in Volume 297 at Page 663 of said Land Records, and a Consent to Assignment dated April 16, 1985 and recorded in Volume 297 at Page 667 of said Land Records.




                                       B-1